                                                                                           Exhibit Ex. 23.1

M&K CPAS, PLLC
(Letterhead)

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Z Trim Holdings, Inc.

We consent to the use of our report dated April 13, 2011 with respect to the financial statements of Ztrim Holdings, Inc. as of and for the years ended December 31, 2010 and 2009, and to the reference to our firm under the caption “Experts”, included in the Registration Statement on Form S-1 filed by Ztrim Holdings, Inc. on May 12, 2011.

 /s/ M&K CPAS, PLLC
 Houston, Texas

 May 12, 2011